United States

Securities and Exchange Commission

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2006

SHUFFLE MASTER, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-20820	41-1448495
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation or Organization)

1106 Palms Airport Drive
Las Vegas, Nevada		89119-3720
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 30, 2006, Shuffle Master, Inc. (either the “Company,” “we” or “our”), entered into a new employment agreement with its Senior Vice President and Chief Financial Officer, Richard L. Baldwin (the “Employment Agreement”).  The term of the Employment Agreement is from November 1, 2006 through October 31, 2008, subject to certain earlier termination provisions.  Under the Employment Agreement, Mr. Baldwin is being paid an annual base salary of $270,000 from November 1, 2006 through October 31, 2007, and then an amount of no less than $270,000 from November 1, 2007 through October 31, 2008, paid in the same intervals as other employees of the Company.  If employed through October 31, 2007, Mr. Baldwin is eligible to receive an executive bonus in accordance with the terms and conditions of the executive bonus program authorized by the Board of Directors of the Company for fiscal year 2007, with a target bonus of 50% of Mr. Baldwin’s base salary.  The Employment Agreement contains a non-competition provision that is effective for a period of twenty-four months after the cessation of Mr. Baldwin’s employment with the Company, certain non-disclosure obligations and entitlement to severance payments under certain circumstances.  Mr. Baldwin’s Employment Agreement is included herein as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

 (d) Exhibits

10.1         Employment Agreement, by and between Shuffle Master, Inc. and Richard L. Baldwin.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date: December 5, 2006

/s/ Mark L. Yoseloff
Mark L. Yoseloff
Chairman of the Board and Chief Executive Officer